                  AMENDED AND RESTATED ARTICLES OF INCOPORATION

                                       OF

                                BIOSYNTECH, INC.

                                    ARTICLE I

      The name of this corporation is BioSyntech, Inc. (the "Corporation").

                                   ARTICLE II

        The nature of the business is to engage in any lawful activity.

                                   ARTICLE III

            The capital  stock  shall  consist of  100,000,000  shares of common stock,  $0.001 par value;  and 5,000,000  shares of preferred  stock,  par value
$.001 per share ("Preferred Stock").

            PREFERRED STOCK.  The Board of Directors is expressly  authorized to provide for the issuance of all or any shares of the Preferred  Stock, in one or more  series,  and to fix for each  such  series  such  voting  powers,  full or limited,  or no voting powers, and such designations,  preferences and relative, participating,  optional  or  other  special  rights  and  such  qualifications, limitations  or  restrictions  thereof as shall be stated and  expressed  in the resolution or  resolutions  adopted by the Board of Directors  providing for the issue of such series (a "Preferred Stock  Designation")  and as may be permitted by the General Corporation Law of Nevada (the "NGCL").  The number of authorized shares of  Preferred  Stock may be  increased  or  decreased  (but not below the number  of shares  thereof  then  outstanding)  by the  affirmative  vote of the holders of a majority of the voting power of all of the then outstanding  shares of capital stock of the Corporation,  voting together as a single class, without a separate vote of the holders of the Preferred  Stock,  or any series  thereof, unless  a vote of any  such  holders  is  required  pursuant  to the NGCL or any
Preferred Stock Designation.

                                   ARTICLE IV

            A.  Directors  shall be  elected by a  plurality  of votes cast and, commencing  with the  election  of  directors  at the  2000  annual  meeting  of stockholders  of the  Corporation,  shall be divided  into three  classes,  with respect to the time that they severally  hold office,  as nearly equal in number as possible,  with the initial term of office of the first class of directors to expire at the 2001 annual meeting of  stockholders  of the Corporation and until

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their  respective  successors are elected and qualify (the "Class I Directors"), the initial  term of office of the second  class of  directors  to expire at the
2002  annual  meeting  of  stockholders  of  the  Corporation  and  until  their respective successors are elected and qualify (the "Class II Directors") and the initial  term of office of the third  class of  directors  to expire at the 2003 annual meeting of stockholders  of the  Corporation  and until their  respective successors are elected and qualify (the "Class III Directors").  Commencing with the 2001 annual meeting of stockholders of the Corporation, directors elected to succeed those directors whose terms have thereupon  expired shall be elected for a  term  of  office  to  expire  at  the  third  succeeding  annual  meeting  of stockholders of the Corporation  after their election and until their respective successors are elected and qualify.

            B. (1) If the  number of  directors  is  changed,  any  increase  or decrease shall be apportioned  among the classes so as to maintain or attain, if possible,  the equality of the number of directors in each class, but in no case shall a decrease in the number of  directors  shorten the term of any  incumbent director.  If such equality is not possible,  the increase or decrease  shall be apportioned among the classes in such a way that the difference in the number of directors  in  any  two  classes  shall  not  exceed  one.  Notwithstanding  the foregoing,  there shall be no increase or decrease in the number of directors in a particular class if such increase or decrease conflicts with Section 78.330 of the NGCL.

                (2) Newly created  directorships  resulting from any increase in the  authorized  number of directors or any  vacancies on the Board of Directors resulting from death, resignation,  retirement,  disqualification,  removal from office or other  cause  (other  than a vacancy  resulting  from  removal  by the stockholders,  in which case such vacancy  shall be filled by the  stockholders)
may be  filled  by a  majority  vote of the  directors  then in  office  (unless otherwise  required by the NGCL),  though less than a quorum,  and a director so chosen shall hold office for the  unexpired  portion of the term of the class in which such  Director was chosen to serve and until his  successor is elected and qualifies.  No decrease in the numbers of authorized directors  constituting the whole Board of Directors shall shorten the term of any incumbent director.

            C. Unless these Articles of Incorporation  otherwise provide,  where the Board of Directors is classified  as provided in Section  78.330 of theNGCL, any  director or the entire Board of  Directors  may be removed by  stockholders only for cause,  and the  affirmative  vote of at least a majority of the voting power of all the then outstanding  shares of Voting Stock,  voting together as a single class, shall be required to effect such removal.

                                    ARTICLE V

            This Corporation shall have perpetual existence.

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                                   ARTICLE VI

            This  Corporation  shall  have  a  president,  a  secretary,  and  a treasurer,  to be chosen by the Board of  Directors.  Any person may hold two or more offices.

                                   ARTICLE VII

            The resident agent of this Corporation  shall be National  Corporate
Research,  Ltd. until such time as the Board of Directors considers it advisable to change resident agents.

                                  ARTICLE VIII

            The capital stock of the Corporation,  after the fixed consideration therefor has been paid or performed, shall not be subject to assessment, and the holder thereof is not  individually  liable for the debts and liabilities of the
Corporation.

                                   ARTICLE IX

            No director or officer of the Corporation shall be personally liable to the  Corporation  of any  of its  stockholders  for  damages  for  breach  of fiduciary  duty as a director  or officer  involving  any act or omission of any such director or officer; provided,  however, that the foregoing provision shall not  eliminate  or limit the  liability  of a director  or  officer  for acts or omission which involve intentional  misconduct,  fraud or a knowing violation of law, or the payment of dividends in violation of Section 78.300 of the NGCL. Any repeal or  modification  of this Article by the  stockholders of the Corporation shall only be prospective,  and shall not adversely affect any limitation on the personal  liability of a director of the Corporation for acts or omissions prior to such repeal or modification.

            I,  the  undersigned,  being  the  Chief  Executive  Officer  of the
Corporation,  pursuant to the General Corporation Law of the State of Nevada, do
make and file these  Amended  and  Restated  Articles of  Incorporation,  hereby declaring and certifying  that the facts stated within are true, and accordingly have hereunto set my hand this 1st day of December, 2000.

                                             -----------------------------------
                                             Marie-Claire Pilon
                                             475 Boulevard Armand-Frappier
                                             Laval, Quebec, Canada H7V 4B3

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